Exhibit 10.5

                          PURCHASE AND SALE AGREEMENT
                         And JOINT ESCROW INSTRUCTIONS

                                 by and between

                     PACIFIC MUTUAL LIFE INSURANCE COMPANY

                                       as

                                    "Seller"

                                      and

                         CORNERSTONE REALTY GROUP, INC.

                                       as

                                    "Buyer"

                              dated August  , 1996

                          PURCHASE AND SALE AGREEMENT
                         And JOINT ESCROW INSTRUCTIONS

                                 By and Between

                     PACIFIC MUTUAL LIFE INSURANCE COMPANY

                                      and

                         CORNERSTONE REALTY GROUP, INC.

                               TABLE OF CONTENTS

ARTICLE I.      Definitions                                     1
ARTICLE II.     Agreement of Purchase and Sale                  2
ARTICLE III.    Conditions to the Close of Escrow               2
ARTICLE IV.     Representations, Warranties and Covenants
                of Seller and Buyer                             4
ARTICLE V.      Condemnation and Destruction                    6
ARTICLE VI.     Action on the Settlement Date                   6
ARTICLE VII.    Prorations                                      7
ARTICLE VIII.   Costs and Commissions                           8
ARTICLE IX.     Default by Buyer                                8
ARTICLE X.      Default by Seller                               8
ARTICLE XI.     Termination                                     8
ARTICLE XII.    Miscellaneous                                   9

EXHIBITS

"A"  Legal Description
"B"  Service Agreements
"C"  Rent Schedule
"D"  Special Warranty Deed
"E"  Assignment and Assumption
"F"  General Assignment
"G"  Bill of Sale
"H"  Transferor's Certificate of Non-Foreign Status
"I"  Personal Property Schedule

                          PURCHASE AND SALE AGREEMENT
                         AND JOINT ESCROW INSTRUCTIONS

        This Agreement ("Agreement") is made as of August ___, 1996, between PACIFIC MUTUAL LIFE INSURANCE COMPANY, a California corporation ("Seller"), and CORNERSTONE REALTY GROUP, INC., a Virginia corporation ("Buyer").

                                   RECITALS:

        A. Seller is the owner of that certain improved real property ("Project"), containing approximately 16 acres located at Richmond ("City"), County of Henrico ("County"), State of Virginia ("State") and more particularly described in Exhibit "A" attached hereto. The Project is a garden apartment complex and is commonly known as Hampton Glen Apartments.

        B. The Project is zoned for multi-family use and is improved with 232 units containing 112 one-bedrooms, 40 two-bedrooms/one bath, 80 two-bedrooms/two baths, and one clubhouse, two swimming pools and related improvements.

        C. Buyer desires to purchase the Project and the other property, rights and interests which are hereinafter collectively referred to with the Project as the "Property" and Seller desires to sell the Property to Buyer.

                                  WITNESSETH:

        NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the sufficiency of which is hereby acknowledged, Seller and Buyer hereby agree and instruct Escrow Agent as follows:

                                   ARTICLE I.
                                  Definitions

        The terms set forth below shall have the following meanings:

        1.1  Broker:   First Union Mortgage Corporation
                       9 South 12th Street
                       Richmond, Virginia 23219
                       Telephone No. (804) 343-3310
                       Telecopier No. (804) 225-8888
                       Attn:          Craige Pelooze

        1.2 Earnest Money Deposit: One Hundred Thousand and no/100 Dollars ($100,000).

        1.3  Escrow Agent:    LeClair Ryan
                              707 East Main Street - 11th Floor
                              Richmond, Virginia 23219
                              Telephone No. (804) 783-2003
                              Fax No.       (804) 783-2294
                              Attn:         Steve Delaney, Esq.

        1.4 Improvements means all buildings, fixtures, structures, parking areas, landscaping and other improvements constructed and located on the Real Property, including, but not limited to, the improvements described in Recital B to this Agreement, together will all machinery and mechanical, electrical, HVAC, plumbing and other utilities systems (other than Personal Property) used in the operation thereof, but excluding any such items owned by Tenants in possession, public or private utilities or contractors under contract.

        1.5 Leases: All leases, subleases, amendments, extensions and assignments affecting the occupancy of the Property.

        1.6 Opening of Escrow: The date on which a fully executed copy of this Agreement (or counterparts thereof), together with all Exhibits thereto, is delivered to Escrow Agent by Buyer and Seller and executed by Escrow Agent in the space provided.

        1.7 Permitted Exceptions: (i) Nondelinquent real property taxes and special assessments, if any; (ii) utility easements to service the Property which do not materially interfere with its existing use; (iii) such matters as Buyer shall have approved in accordance with Section 3.1(b)(iii) below; and
(iv) such matters as may have been disclosed by the "Survey" and approved by Buyer in accordance with Section 3.1(b)(ii) below.

        1.8 Personal Property: All equipment, appliances, tools, machinery, supplies and other personal property tangible and intangible (including all logos, trademarks and/or service marks) located at and used in connection with the operation of the Property, which has not or will not become a trade fixture under the terms of the Leases. A schedule of all Personal Property is attached hereto as Exhibit "I".

        1.9 Property: The Property shall collectively include the Real Property, the Improvements, the Personal Property, all of Seller's interest in the Leases and the Service Agreements.

                                       1
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        1.10  Purchase Price: Eleven Million Five Hundred Thousand and No/100
Dollars ($11,500,000).

        1.11 Real Property: That certain tract or parcel of land described in Exhibit "A" attached hereto and by this reference made a part hereof, together with all easements of access or use benefiting said land, located at 4103 Whitford Terrace, Richmond, Virginia and commonly known as Hampton Glen Apartments.

        1.12 Review Contingency Date: That date which is twenty-one (21) days from the Opening of Escrow, which shall be September 5th, 1996.

        1.13 Service Agreements: All service agreements as itemized in Exhibit "B" attached.

        1.14 Settlement: Disbursement of Seller's proceeds, and delivery of the Deed in favor of Buyer, in accordance with the terms of this Agreement.

        1.15 Settlement Date: On or before the date which is seven (7) days following the Review Contingency Date, which shall be September 12, 1996 (which is the date upon which Settlement occurs).

        1.16  Title Company:   Fidelity National Title Insurance Company
                               3961-A Stillman Way
                               Glen Ellen, Virginia 23060
                               Telephone No.  (800) 221-0509
                               Telecopier No. (804) 273-0318
                               Attn:   Joe Sheppard, Advisory Title Officer

        1.17 The following terms are defined in the Article or Section set forth opposite such terms:

             Term                                 Article or Section

             Rent Schedule                        3.1(a)
             Seller's Disclosure Documentation    3.1
             Title Report                         3.1(b)(i)
             Survey                               3.1(b)(ii)
             Title Documents                      3.1(b)(iii)
             Buyer's Title Notice                 3.1(b)(iii)
             Seller's Title Notice                3.1(b)(iii)
             Deed                                 6.2(a)
             Owner's Title Policy                 6.2(d)
             Bill of Sale                         6.2(g)
             Rentals                              7.2
             Delinquent Rentals                   7.2

                                   ARTICLE II
                         Agreement of Purchase and Sale

        2.1 Subject to the terms and conditions of this Agreement, Seller agrees to sell the Property to Buyer, and Buyer agrees to purchase the Property from Seller and to pay the Purchase Price therefor. Within one business day after the full execution of this Agreement, Buyer will deposit with Escrow Agent the sum of One Hundred Thousand and No/100 Dollars ($100,000), as the Earnest Money Deposit, together with a fully executed copy of this Agreement. The Earnest Money Deposit shall be deemed non-refundable upon Buyer's waiver of satisfaction of all of Buyer's contingencies set forth in Section 3.1 as of the Review Contingency Date, as set forth in Section 3.1. The Earnest Money Deposit will be invested by Escrow Agent in interest-bearing government insured account(s) reasonably acceptable to Buyer and held subject to the terms of this Agreement. All interest on the Earnest Money Deposit will accrue to the benefit of Buyer.

        2.2 On the day of Settlement, and in no event later than required to permit the timely Settlement of this Agreement by the Settlement Date, Buyer will cause the balance of the Purchase Price to be delivered directly to the Escrow Agent, for the account of Seller, by wire transfer in immediately available funds, less any credits due to Buyer, plus all sums necessary to pay Buyer's prorations in connection with this transaction.
On or before Settlement, Seller shall provide Escrow Agent with written wiring instructions identifying the financial institution, and the name and number of the account to which Seller's proceeds shall be credited. The Earnest Money Deposit, together with any accrued interest thereon, will be credited toward the Purchase Price and disbursed to Seller upon Settlement, unless refunded to Buyer or forfeited to Seller as hereafter provided.

        2.3 The Settlement of the purchase and sale contemplated by this Agreement shall be held in the area in which the Property is located, during regular business hours, on or before the Settlement Date. The exact time and place shall be selected by the Buyer and Seller by mutual agreement. If no such selection is made, the Settlement shall be held at 1:00 p.m., local time on the Settlement Date at the office of Escrow Agent, or at such other time or such other place as may be mutually agreed upon by the parties.

                               -2-
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                                  ARTICLE III.
                       Conditions to the Close of Escrow

        3.1 Conditions Precedent to Buyer's Obligations. The Close of Escrow and Buyer's obligations with respect to the transaction contemplated by this Agreement are subject to the satisfaction, not later than the Review Contingency Date (unless otherwise provided) of the following conditions, and the obligations of the parties with respect to such conditions are as follows:

        (a) Review and Approval of Documents and Material. Seller shall either deliver directly to Buyer or shall make available for inspection by Buyer at the property manager's on-site office during regular business hours, upon 24 hours' notice from Buyer to Seller, those items listed below in Subsections
(i) through (v), to the extent not previously delivered to Buyer prior to the Opening of Escrow:

             (i) A current rent schedule in form and content attached hereto as Exhibit "C" which shall include all security deposits and all accrued interest thereon (the "Rent Schedule").

             (ii) Copies of the real estate tax bills for the current tax year.

            (iii) Operating statements with respect to the Property listing income and expenses for the most recent twelve months.

             (iv) Copies of the utility bills for the most recent twelve months.

              (v) Copies of all management and service agreements, warranties, guarantees, and any other current contracts or agreements pertaining to the Property, to the extent any of the foregoing items are in Seller's possession.

             (vi) If in Seller's possession, copies of engineering reports, Phase I reports or environmental studies or reports.

        Buyer shall have the right to contact such persons or entities, and review such records and documents relating to the ownership and operation of the Property as Buyer may reasonably deem appropriate in connection with its due diligence efforts. Seller will reasonably cooperate with Buyer in arranging interviews and meetings for Buyer with any such persons or reviewing any such records and documents including, but not limited to, information maintained by Seller's property manager. Seller shall reasonably assist and cooperate with Buyer as may be reasonably necessary to facilitate Buyer's investigation, due diligence and review as aforesaid. The information supplied to or made available to Buyer or Buyer's agents by Seller as provided in this Section 3.1 ("Seller's Disclosure Documentation") is proprietary and shall not be released or disclosed by Buyer to any other parties without the prior written consent of Seller, except to Buyer's attorney, accountant, lender and environmental consultants, who have a legitimate need for access to such information for purposes of evaluating Buyer's possible purchase of the Property. In the event this transaction is not closed for any reason, then Buyer will return promptly to Seller all of Seller's Disclosure Documentation. Buyer shall refrain, and shall cause its attorneys, agents, representatives and accountants to refrain from disclosing any such information to any other party; provided, however, that said obligation of confidentiality shall not apply to disclosures compelled by law, an order of a court of competent jurisdiction, or a subpoena, in which event Buyer shall immediately notify Seller of receipt of such notice, order, or subpoena. Buyer shall defend, indemnify and hold harmless Seller (which indemnification shall survive the Settlement of this transaction or the termination or expiration of this Agreement, whichever shall occur) from and against all loss, damage or expense sustained or incurred by Seller by reason of any unauthorized disclosure of such information. Buyer will have until the Review Contingency Date in which to approve the items listed in Section 3.1. Failure to disapprove any item listed in Section 3.1, by delivery of written objection to Seller within the time period specified therein, will be deemed to constitute approval of any or all such items by Buyer, whereupon this Agreement shall remain in full force and effect.

 (b) Title

              (i) With ten (10) business days of the date of this Agreement, Seller shall obtain and furnish to Buyer a Commitment for an ALTA Owner's Standard Coverage Policy of Title Insurance (hereinafter called the "Title Report") issued by the Title Company, insurance company licensed to do business in the State of Virginia, in the form customarily used in the jurisdiction showing title to the Property vested in Seller and committing to issue an ALTA Standard Coverage Owner's Policy of Title Insurance, in the form customarily used in the jurisdiction in which the Property is located, showing title thereto vested in Buyer, with coverage in the amount of the Purchase Price, specifying all easements, liens, encumbrances, restrictions, conditions or covenants with respect to the Property and including legible copies of all documents referred to as exceptions to title in the Title Report.

             (ii) Within ten (10) business days of the date of this Agreement, Seller shall obtain and furnish to Buyer and to the Title Company a current survey of the Property (the "Survey") sufficient to cause Title Company to remove the standard survey exceptions from the Owner's Title
Policy described in Section 6.2(d). The Survey will be an as-built survey, prepared by a surveyor registered in the State in which the Property is located. Buyer shall have a period of five (5) business days following its receipt of the Survey in which to approve the Survey. If Buyer fails to deliver to the Seller a written objection to the Survey within the period specified, Buyer shall be deemed to have waived its Survey requirement and its right to require the Title Company to remove the standard survey exceptions from the Title Policy as a condition to the close of this transaction. The inability of Seller to deliver the Survey to Buyer within the time period set forth herein, despite its good faith efforts, shall not be deemed to be a default hereunder, but in such event the Review Contingency Date shall be extended on a day-to-day basis for each day of such delay, but only in the event Buyer's review period of the Survey, as set forth herein, shall extend beyond the Review Contingency Date.

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

          (iii) Buyer shall have until ten (10) business days following Buyer's receipt of the Title Report and copies of all documents noted therein as exceptions to title, in which to give Seller and Escrow Agent written notice ("Buyer's Title Notice") of Buyer's disapproval or conditional approval of the legal description or any matters shown in the Title Report and all documents referred to in the Title Report (collectively the "Title Documents"). The failure of Buyer to timely give Buyer's Title Notice shall be deemed to constitute Buyer's approval of the legal description and all Title Documents. If Buyer timely disapproves or conditionally approves any matters of title shown in the Title Documents, Seller may elect to eliminate the disapproved or conditionally approved title matters prior to Settlement Date. Seller shall give Buyer written notice ("Seller's Title Notice") of those disapproved or conditionally approved title matters, if any, which Seller shall attempt to eliminate from the Title Policy and as exceptions to title to the Property. If Seller does not elect to cure all disapproved title matters, Buyer may elect to either: (A) terminate this Agreement by written notice to Seller, in accordance with Article XI herein; or (B) accept title in its then existing condition and proceed to Settlement as otherwise provided herein. Notwithstanding the foregoing, if Buyer objects to any lien evidencing a monetary encumbrance (other than liens for non-delinquent property taxes and assessments), Seller shall either satisfy, bond off or otherwise remove said monetary encumbrance at or before settlement pursuant to agreement with the Title Company. Failure of Buyer to deliver written notice of its election to terminate this Agreement shall constitute Buyer's election to proceed under class (B) above.

        (c) Inspections and Studies. Buyer will have until the Review Contingency Date to complete, at its own expense, an inspection of the physical condition of the Property, including verification of current zoning of the Property, and such structural or soils tests or environmental reports as Buyer may contract for. Seller shall provide Buyer with all environmental reports which are in Seller's possession, it being agreed and understood that Seller does not guarantee accuracy of any such environmental reports. Buyer will notify Seller in writing, no later than the Review Contingency
Date, of its approval or of any objection to the physical condition of the Property which Buyer, in its sole discretion, may have as a result of such inspections. Failure to provide Seller with such written objection on or before the Review Contingency Date will be deemed to constitute disapproval by Buyer of the physical condition of the Property, whereupon this Agreement shall terminate in accordance with Article XI herein, effective upon the Review Contingency Date. Seller will permit Buyer and its representatives full access during normal business hours to make such inspections and tests as Buyer deems necessary to complete its physical review of the Property. Buyer hereby agrees to defend, indemnify and hold Seller harmless from and against any damage, loss or claim resulting from any act or omission of Buyer or Buyer's agents, employees, representatives or consultants relating to Buyer's said inspection and testing.

        3.2 In the event any of the conditions set forth in Article III are not timely satisfied or waived, for a reason other than the default of Buyer or Seller under this Agreement:

        (a) This Agreement and the rights and obligations of Buyer and Seller shall terminate, except as otherwise provided herein.

        (b) Escrow Agent is hereby instructed to promptly return to Seller and Buyer all funds (and accrued interest thereon) and documents deposited by them, respectively, which are held by Escrow Agent or the date of said termination (in the case of the party otherwise entitled to such funds, however, less the amount of any cancellation charges required to be paid by such party under Section 3.3).

        3.3 In the event this Agreement terminates because of the nonsatisfaction of any condition for a reason other than the default of Buyer or Seller under this Agreement, the cancellation charges required to be paid by and to Escrow Agent and the Title Company shall be borne one-half (1/2) by Seller and one-half (1/2) by Buyer and all other charges shall be borne by the party incurring same.

                                  ARTICLE IV.
         Representations, Warranties and Covenants of Seller and Buyer

         4.1 Seller covenants and agrees with Buyer that, between the date hereof and the date of Settlement:

             (a) Seller shall use good faith reasonable efforts, consistent with normal and customary practice, to cause the Property to be maintained in accordance with all applicable laws and in substantially the same manner in which the Property has been operated during Seller's period of ownership, reasonable wear and tear excepted, as of the date the same are approved by Buyer under Section 3.1(c).

             (b) If Seller discovers any defect, error or omission in any items described in Section 3.1, Seller will promptly give Buyer notice with detailed information of such defect, error or omission, and Buyer shall have the later of: (i) five (5) business days from receipt of such notice; or (ii) the Review Contingency Date, to submit written objections thereto or to give Seller notice of acceptance thereof. Buyer's failure to deliver written objection to Seller within said period shall be deemed to constitute disapproval of the information contained in said notice and the effect thereof upon the Property and this transaction, whereupon this Agreement shall terminate in accordance with Article XI herein, effective upon the expiration of such time period.

        4.2 From and after the Review Contingency Date, Seller will not enter into any new Lease at the Property or renew, terminate, or amend any existing Lease except on market terms or terms substantially similar to those reflected in the Rent Schedule. From and after the Review Contingency Date, Seller shall not take any action or execute any document which would create a new interest in the Property or which would affect marketability of title, nor shall Seller enter into any service or other contract having a material impact on the Property or its operations which cannot be canceled upon thirty (30) days notice, without the prior written approval of Buyer. If Buyer does not respond to Seller's request for approval under the preceding sentence within five (5) business days from receipt of such request, then Buyer shall be deemed to have given the requested approval and Seller shall be free to enter into such contract or agreement.

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

      4.3 Seller will terminate its existing management, leasing and listing agreements, and such other Service Agreements affecting the Property as Buyer elects not to assume, if any, for the Property, effective as of the Settlement Date, and Seller shall pay all expenses of such termination. As to any such Service Agreement which is terminated by Seller, Seller agrees to indemnify and hold harmless the Buyer from any claims, causes of action or demands arising thereunder. A list of the Service Agreements is attached hereto as Exhibit "B".

      4.4 Seller represents and warrants on its own behalf, now and as of the Settlement Date, that:

          (a) Seller has the full right, power and authority to sell the Property to Buyer as provided herein and to carry out Seller's obligations hereunder, the individuals executing this Agreement on behalf of Seller are fully authorized to do so and all necessary action has been taken by Seller to authorize the execution of this Agreement.

          (b) To Seller's knowledge, there are no pending or threatened claims, suits, actions, arbitrations or regulatory, legal, or other proceedings or investigations affecting the Property or Seller's rights and obligations under this Agreement. To Seller's knowledge, there is no pending or contemplated condemnation of the Property, or any part of it. In the event Seller receives actual notice of any pending or threatened litigation or legal action concerning the Property following the date of this Agreement, Seller shall promptly notify Buyer of same, and Buyer shall thereupon have the right to cancel this Agreement in accordance with Article XI, unless Seller shall bond such matter.

          (c) To Seller's knowledge, there are no tenant Leases currently in force or effect for the Property and no security deposits or other sums due tenants except as specified on the Rent Schedule attached hereto as Exhibit "C", and Exhibit "C" lists all Leases and tenancies with respect to the Property or any part thereof, as of the date hereof.

          (d) Seller has received no notice from any insurance company of any defect in the Property or the Personal Property which would be likely to increase the cost or cause the cancellation of any insurance policy, and Seller has no knowledge of any such defects.

          (e) Except for the Leases, Service Agreements and Permitted Exceptions, Seller is not aware of any service contracts, management agreements or other agreements which are in force and which relate to the operation, management and/or maintenance of the Property which will survive the purchase and sale of the Property as set forth in this Agreement or which would constitute an obligation of Purchaser after the Settlement Date.

          (f) Seller will not be in violation of any other contract by virtue of its execution and performance of this Agreement.

      As used in this Section 4.4 herein, Seller's "knowledge" means actual knowledge of John Mulvihill and David Honerkamp as the real estate investment officers of the Seller responsible for the monitoring and limited supervision of the property manager for the Property, without duty to inspect or make any independent investigation; provided, it is contemplated that such individuals have reasonably discharged such monitoring and limited supervision of the property manager in accordance with Seller's customary practices concerning properties acquired through foreclosure sales, including obtaining all material information concerning the condition of the Property, the information furnished to Buyer herein, and the representations and warranties of Seller herein, and will continue to do so until the Settlement Date.

      Notwithstanding anything to the contrary contained in this Agreement, if Buyer acquires actual knowledge that any representation or warranty of Seller is not true and correct as of the Settlement Date and shall elect to acquire the Property notwithstanding such fact, Buyer shall be deemed to have waived such specific breach of representation and warranty and to have released Seller from all liability or responsibility in connection therewith, and neither Buyer nor Buyer's permitted assignees or successors shall be entitled to commence any action or to recover damages from Seller based upon such specific breach of a representation and warranty.

       The representations and warranties of Seller herein shall survive for one
(1) year following the Settlement Date.

      4.5 Seller and Buyer acknowledge and agree that Seller acquired the Property in foreclosure, and consequently has little, if any, knowledge of the physical or economic characteristics of the Property. Accordingly, except as otherwise specifically stated in this Agreement, Seller hereby specifically disclaims any warranty, guaranty or representation, oral or written, past, present or future, of, as to, or concerning:

          (i) the nature and condition of the Property, including, but not limited to the water, soil and geology, and the suitability thereof and of the Property for any and all activities and uses which Buyer may elect to conduct thereon;

          (ii) the nature and extent of any right-of-way, possession, lien, encumbrance, license, reservation, condition or otherwise;

          (iii) the compliance of the Property or its operation with any laws, ordinances or regulations of any government or other body;

          (iv) the quality, nature, adequacy and physical condition of the Property, including, but not limited to, the structural elements, foundation, appurtenances, access, landscaping, parking facilities and the electrical, mechanical, HVAC, plumbing, sewage and utility systems, facilities and appliances;

          (v) the existence, quality, nature, adequacy and physical condition of utilities serving the Property;

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

          (vi) the zoning or other legal status of the Property or any other public or private restrictions on the use of the Property;

          (vii) the presence of any hazardous substances on, under or about the Property or the adjoining or neighboring property;

          (viii) the quality of any labor and materials used in any Improvements on the Real Property; and

          (ix) the economics of the operation of the Property.


      In consideration of Buyer's receiving access to the Property as set forth in this Article III so that Buyer may conduct such studies, costs, investigations, inspections and analyses with respect to the Property as Buyer might desire, Buyer acknowledges and confirms that unless Buyer elects to terminate this Agreement as provided herein, Buyer shall accept Seller's conveyance of the Property to Buyer in an "AS-IS" and "WHERE-IS" condition, free of any warranty by Seller, except as otherwise expressly provided in this Agreement, and free of any obligation by Seller to perform any repairs or other improvement work with respect to the Property. Buyer expressly acknowledges that, in consideration of the agreements of Seller herein, except as otherwise specified here, SELLER MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW, CONCERNING THE PROPERTY, INCLUDING, BUT IN NO WAY LIMITED TO, ANY WARRANTY OF CONDITION, HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. NOTHING HEREIN SHALL BE DEEMED TO LIMIT, IMPAIR OR ABROGATE THE REPRESENTATIONS AND WARRANTIES OF SELLER IN SECTION 4.4 HEREIN.

      4.6 Buyer represents and warrants now and as of the date of Settlement that:

          (a) If Buyer is a corporation it is duly organized, validly existing and in good standing under the laws of the state of Virginia.

          (b) Buyer has the full right, power and authority to purchase the Property from Seller as provided herein and to carry out Buyer's obligations hereunder, and the person or persons executing this Agreement on behalf of Buyer are fully authorized to do so.

          (c) Buyer's purchase of the Property will constitute its certification that Buyer: (i) has inspected and is familiar with the Property; (ii) has had the opportunity to have prepared for Buyer's review such soils, engineering, environmental or hazardous substance reports or such other reports or inspections relating to the Property as Buyer deemed appropriate; (iii) has purchased the Property on an "AS IS" and "WHERE-IS" basis, relying solely on Buyer's own examination and inspection of the Property, and the representations and warranties of Seller contained herein, including the survival period thereof in Section 4.7.

      4.7 All representations and warranties of Seller and Buyer under this
Article IV shall be true as of the Settlement and will survive the Settlement; provided, however, that any claim, action, suit or proceeding with respect to the truth, accuracy or completeness of such representations and warranties must be commenced, if at all, on or before one (1) year from the date of Settlement.


                                   ARTICLE V

                          Condemnation And Destruction

      5.1 Seller will notify Buyer of any damage or destruction to the Property as soon as practicable after such occurrence. If, prior to Settlement, all or a material part of the Property is destroyed by fire or other casualty or is threatened to be taken or is taken by eminent domain, either Buyer or Seller may terminate this Agreement by written notice to the other party within ten (10) business days following Buyer's receipt of written notification of such occurrence. If neither Buyer nor Seller terminates this Agreement within the time provided, Buyer will be deemed to have waived the destruction or taking, and the this transaction will be completed as provided in this Agreement without reduction in the Purchase Price (except to the extent of the deductible under Seller's casualty policy and any non-insured portion of the loss) and Buyer shall be entitled to receive all insurance proceeds and eminent domain awards applicable to the destruction, damage or taking, other than proceeds and awards constituting reimbursement to Seller for repair or restoration work to the Property resulting from such destruction, damage or taking, and performed prior to Settlement.

      5.2 Seller shall, at Settlement and thereafter, execute and deliver to Buyer all required proofs of loss, and assignments of claims and awards. The term "material part" as used in this Article V will have the following meanings:
(i) a material part of the Property shall be deemed damaged where the cost of restoring same to its condition prior to the fire or other casualty causing loss will exceed the sum of $50,000; (ii) a material part of the Property shall be deemed taken or threatened to be taken by eminent domain where that portion of the Property taken or threatened to be taken has caused or will cause a decrease in the value of the Property of $50,000 or more; (iii) more than five percent (5%) of the parking area on the Property is taken; or (iv) any taking results or would result in a violation of the use provisions of applicable zoning laws.

      5.3 Seller shall assume all risk of loss to the Property caused by matters referred to in this Article V prior to the Settlement Date.

                                   ARTICLE VI
                         Action on the Settlement Date

      6.1 Each of the following shall constitute a condition precedent to the Settlement obligations of Seller:

           (a) Seller shall have been paid on the date of Settlement the Purchase Price (adjusted for credits or debits for all prorations under Article
VII);

           (b) Seller shall be provided on the date of Settlement with an executed duplicate original of the documents listed under subsections (e) and
(f) of Section 6.2 below.

      6.2 As a condition to Buyer's obligation hereunder, Buyer will be provided on the date of Settlement with:

           (a) An executed and acknowledged special warranty deed ("Deed") in the form of Exhibit "D";

           (b) Originals (or copies if such originals are not available) of all executed Leases;

           (c) All keys for the Property in the possession or control of Seller (properly labeled);

           (d) An ALTA Standard Coverage Owner's Policy of Title Insurance, in the form customarily used in the jurisdiction in which the Property is located (or a proforma copy of the policy to be issued), issued by Title Company and dated as of the Settlement Date, with coverage in the amount of the Purchase Price, including the legal description of the Property and showing title vested in Buyer, subject only to the Permitted Exceptions, together with such endorsements as Buyer may require pursuant to the terms of Section 8.1 (the "Owner's Title Policy");

           (e) An executed and acknowledged duplicate original of the Assignment and Assumption of Leases, if any, in the form of Exhibit "E";

           (f) An executed duplicate original of the General Assignment in the form of Exhibit "F";

           (g) An original executed bill of sale ("Bill of Sale") for the Personal Property executed by Seller in favor of Buyer in the form of Exhibit "G", reciting that such transfer is on an "AS-IS" and "WHERE-IS" basis; and

           (h) A certification duly executed by Seller under penalty of perjury in the form of, and upon the terms set forth in Exhibit "H", setting forth Seller's address and federal tax identification number and certifying that Seller is not a foreign entity in accordance with and/or for the purpose of the provisions of Section 1445 (as may be amended) of the Internal Revenue Code of 1954, as amended, and any regulations promulgated thereunder;

           (i) Letters from Seller notifying each of the tenants at the Property of the change of ownership of the Property, and directing such tenants to make all payments due under the Leases to such party and at such address as Buyer may designate;

           (j) An updated Rent Schedule, certified to be accurate as of the end of the last full calendar month prior to the Settlement Date, to Seller's knowledge, which shall include a list of security deposits and accrued interest thereon, if any.

      6.3 Any property and liability insurance on the Property maintained by Seller will terminate on the Settlement Date.

           Notwithstanding anything herein to the contrary, it is understood that Buyer will have 21 days to complete its due diligence pursuant to Section
3.1 herein, and 7 days thereafter to complete the Settlement, subject to the agreement of the Title Company to issue the Owner's Title Policy, subject only to the Permitted Exceptions, as set forth in Subsection (d) above.

      6.4 Seller will deliver possession of the Property to Buyer on the Settlement Date.

      6.5 Seller acknowledges that Buyer is a public entity and is required to furnish financial statements to the Securities and Exchange Commission in connection with this transaction. Seller shall use its best efforts to make available to Buyer all financial statements regarding the Property for the last 12 months of operations, for Seller's use in generating a report that the Property is in compliance with Accounting Regulation S-X of the Securities and Exchange Commission. Seller shall have no responsibility of any kind for the accuracy or completeness of such report or the use of such information. The financial records made available to Buyer hereunder are the same records as those prepared for and used by Seller.

      6.6 At the Settlement, all units which are or become vacant on or before seven (7) days prior to the Settlement Date shall be in a "rent ready" condition as of the Settlement. For purposes of this Section 6.6 "rent ready" shall mean that all such units shall have been placed in a condition to rent, consistent with the normal and customary practice of Seller at the Property including, without limitation, cleaning, repainting and, in the sole judgment of Seller, recarpeting and/or replacement of appliances and/or fixtures.

      6.7 All Personal Property listed in the Schedule of Personal Property attached hereto as Exhibit "I" and included in the sale of the Property, as well as all mechanical, electrical, heating, air conditioning, sewer, water and plumbing systems.

      6.8 Seller shall provide Buyer with a certificate from a licensed pest-control contractor, who is regularly engaged in the business of pest control and extermination, certifying that the Improvements are free from infestation by termites or other wood-boring insects. Said certification shall be dated within ninety (90) days of the Settlement Date and shall bear the name, contractor's license number and signature of the contractor or person authorized to sign for the contractor, as well as the date of such inspection; provided, in the event such inspection reveals any such infestation or related matter, Seller may elect to proceed to have such corrective work completed prior to the Settlement Date, if possible, in the judgment of Seller's contractors or consultants, or to commence such work prior to the Settlement Date and complete such work promptly following such Settlement Date, without interruption, or, to notify Buyer of its inability or unwillingness to perform such corrective work. In the event Buyer receives notice from Seller of its inability or unwillingness to perform such corrective work, Buyer shall have the election, within five (5) business days of receipt of such notice from Seller, in which to either: (i) elect to terminate this Agreement in accordance with Article XI herein, effective upon Seller's receipt of Buyer's written notice of such election; or
(ii) elect to proceed with the Settlement and to waive any right which Buyer might otherwise have to the completion of such corrective work.


                                  ARTICLE VII
                                   Prorations

      7.1 Subject to the provisions of this Agreement, all rentals, cost-recovery items and other income, if any, from the Property, real property taxes and personal property taxes (to the extent applicable), assessments, improvement bonds, amounts owed or paid under Service Contracts which Buyer has elected to assume pursuant to this Agreement, and other regular expenses, if any, affecting the Property shall be paid or shall be prorated as of 11:59 p.m. (at the site of the Escrow Agent) on the day preceding the Settlement in accordance with the provisions set forth below. For purposes of calculating prorations, Buyer shall be deemed to be in title to the Property, and therefore entitled to the income and responsible for the expenses, for the entire day upon which the Settlement occurs. Any apportionments and prorations which are not expressly provided for below shall be made in accordance with customary practice in the County. Any adjustments in the prorations if and to the extent known and agreed upon as of the Settlement, shall be paid by Buyer to Seller (if the prorations result in a net credit to the Seller) or by Seller to Buyer (if the prorations result in a net credit to the Buyer), by increasing or reducing the cash to be paid by Buyer at the Settlement. Any such adjustments not determined or not agreed upon as of the Settlement shall be paid by Buyer to Seller, or by Seller to Buyer, as the case may be, in cash as soon as practicable following the Settlement. Buyer and Seller shall use their best efforts to deliver to Escrow Agent at least three (3) business days prior to the Settlement, a copy of the schedule of adjustments as agreed upon by Buyer and Seller. Notwithstanding the foregoing, utilities charges shall not be prorated at the Settlement and Seller shall arrange for all utilities companies servicing the Property including, without limitation, water, sewer, gas and electricity, to read the meters and cause the name of the responsible party for such utilities to be changed, as of the Settlement, from Seller to Buyer, and to transfer any utilities deposits from Seller's name to Buyer's name. Seller shall receive an appropriate credit at the Settlement for any such deposits so transferred to Buyer's name by the utilities companies. All non-delinquent real estate taxes on the Property shall be prorated based on the most recent actual current tax bill which has been received by Seller. If, after the Settlement, the tax proration at the Settlement is inaccurate based upon receipt of the actual tax bill for the tax year in which the Settlement occurred, Buyer and Seller shall re-prorate the real estate taxes following the Settlement.

      7.2 Rentals. Subject to the provisions of this Article VII, rentals shall be prorated as of the Settlement. "Rentals" as used herein includes monthly rentals under the Leases and all other sums and charges payable by Tenants under the Leases. Rentals are delinquent ("Delinquent Rentals") when payment thereof is due on or prior to the Settlement but has not been made by the Settlement. Delinquent Rentals shall be prorated between Buyer and Seller as of the Settlement but not until they are actually collected by Buyer. Buyer shall use reasonable efforts to collect any Delinquent Rentals, which shall not include an obligation on the part of Buyer to bring any action or proceeding to collect same. After the Settlement, Seller shall not take any action against an existing Tenant owing Delinquent Rentals. Seller shall not be entitled to any rentals which are received from Tenants after the Settlement Date unless such Tenants are current in their rental obligations for periods occurring from and after the Settlement. Delinquent Rentals collected by Buyer, net of the costs of collection (including attorneys' fees), shall be applied first against any amount currently due and then to amounts most recently overdue. For purposes hereof, "amounts currently due" shall mean and refer to amounts which would be due for any month in which such payment is received and also for any month which is to commence within ten (10) days after receipt of such amounts. Buyer agrees that any payments due to Seller as a result of collected Delinquent Rentals shall be payable upon receipt thereof.

      7.3 Buyer shall be credited and Seller shall be debited with an amount equal to all deposits being held on behalf of Tenants as of the Settlement Date by Seller under the Leases, along with accrued interest thereon, if any.

                                  ARTICLE VIII
                             Costs and Commissions

      8.1 Seller will pay the cost of the Survey as required under Subsection 3.1(b)(ii), its own legal fees, and grantor's tax. Buyer will pay the premium for the Owner's Title Policy and any extended coverage and any endorsements to the Owner's Title Policy, requested by Buyer, its own legal fees, all fees and expenses relating to its inspection and testing of the Property or its review of the books and records of the Property, and the cost of recording the Deed. All other closing fees and closing costs including, without limitation, Escrow Agent's fees and expenses, shall be allocated between Buyer and Seller in accordance with the customary practice of the County.

      8.2 Buyer has agreed to pay a real estate commission to Broker, a licensed real estate broker in the State of Virginia, in accordance with the provisions of a separate agreement between Buyer and Broker. Buyer and Seller each represent to the other that they have not entered into any other agreement or incurred any other obligation which might result in the obligation to pay a sales or brokerage commission or finder's fee with respect to this transaction. Buyer and Seller each agree to indemnify, defend and hold the other harmless from and against any and all loss, claims, damage, cost or expense (including attorney's fees and costs) which the other may incur as a result of any claim made by any person to a right to a sale or brokerage commission or finder's fee in connection with this transaction to the extent such claim is based on the actual or alleged acts or omissions of Seller or Buyer, as the case may be. The obligations of Buyer and Seller under this Section 8.2 shall survive the Settlement Date.

                                  ARTICLE IX.
                                Default by Buyer

       IN THE EVENT OF A DEFAULT BY BUYER UNDER THE TERMS OF THIS AGREEMENT, AND BUYER'S FAILURE TO CURE SUCH DEFAULT WITHIN 10 DAYS OF RECEIPT FROM SELLER OF WRITTEN NOTICE THEREOF, SELLER SHALL HAVE THE RIGHT TO TERMINATE THIS AGREEMENT BY NOTICE FURNISHED TO BUYER AND TO ESCROW AGENT. BOTH SELLER AND BUYER AGREE THAT IT WOULD BE IMPRACTICAL OR EXTREMELY DIFFICULT TO FIX THE ACTUAL DAMAGES SUFFERED BY SELLER AS THE RESULT OF BUYER'S DEFAULT IN ITS PERFORMANCE OF THIS AGREEMENT. IN ADDITION, BUYER DESIRES TO HAVE A LIMITATION PUT ON ITS POTENTIAL LIABILITY TO SELLER IN THE EVENT OF BUYER'S DEFAULT. BY INITIALING THIS ARTICLE, BOTH PARTIES AGREE THAT THE EARNEST MONEY DEPOSIT CONSTITUTES A REASONABLE ESTIMATE OF SELLER'S DAMAGES IN SUCH EVENT. SELLER SHALL, AS ITS SOLE REMEDY, IN ADDITION TO TERMINATION, RETAIN THE EARNEST MONEY DEPOSIT AS LIQUIDATED DAMAGES IN THE EVENT OF BUYER'S DEFAULT.

            CSO     DJC                                            AG
         ------------------                                --------------------
         Initials of Seller                                 Initials of Buyer


                                   ARTICLE X.
                               Default by Seller

      In the event of a default by Seller under the terms of this Agreement, Buyer will have the right to either: (i) purchase the Property notwithstanding such default, whereupon such default shall be deemed waived; or (i) terminate this Agreement by notice furnished to Seller and to Escrow Agent, whereupon Buyer will be entitled: (A) to a refund of the Earnest Money Deposit and all interest accrued thereon held by Escrow; and (B) to pursue an action against Seller at law for damages; provided, however, Buyer shall have no right of action against Seller or subsequent owners of the Property at equity, for specific performance of this Agreement or otherwise, for purposes of asserting a claim of title to and/or possession of all or any portion of the Property; provided, in such event, Seller shall reimburse Buyer for its reasonable out-of-pocket due diligence costs up to the date of Buyer's termination.

                                  ARTICLE XI.
                                  Termination

      Should this transaction not close on or before the Settlement Date for reasons other than a default by Buyer or Seller hereunder, either party may, by giving notice to the other and to the Escrow Agent, terminate this Agreement. Upon such termination, Buyer will promptly return to Seller all due diligence materials provided to Buyer by Seller hereunder, and Buyer will be entitled to the Earnest Money Deposit held by Escrow Agent unless Buyer is in default hereunder, whereupon the provisions of Article IX shall apply, and the Earnest Money Deposit shall be non-refundable.

                                  ARTICLE XII.
                                 Miscellaneous

      12.1 All notices, requests, demands or other communications required or permitted under this Agreement shall be in writing and delivered personally, by certified mail, return receipt requested, postage prepaid, by telecopy or other facsimile transmission, or by overnight courier (such as Federal Express), addressed as follows:

          Seller:   Pacific Mutual Life Insurance Company
                    700 Newport Center Drive,
                    Newport Beach, California 92660
                    Attention:  John C. Mulvihill - REO: 3587
                    Telephone No: (714) 640-3738
                    FAX No: (714) 760-9680

          Copy to:  Pacific Mutual Life Insurance Company
                    700 Newport Center Drive,
                    Newport Beach, California 92660
                    Attn:  Joseph E. McKeever, Esq.
                    Telephone No: (714) 725-6768
                    FAX No: (714) 640-3706

          Buyer:    Cornerstone Realty Group, Inc.
                    306 East Main Street
                    Richmond, Virginia 23219
                    Telephone No: (804) 643-1761
                    FAX No:       (804) 782-9302

          Copy to:  Harry Taubenfeld, Esq.
                    Zuckerbrod & Taubenfeld
                    575 Chestnut Street
                    Cedarhurst, New York 11516
                    Telephone No: (516) 374-3133
                    FAX No:       (516) 374-3490

      All Notices in accordance with the terms hereof shall be deemed given upon actual receipt thereof. All Notices shall be sent by overnight courier or messenger service, or facsimile transmission to the numbers given above, provided confirmation of such facsimile transmission is received from the notified party. Electronic confirmation of facsimile transmissions shall be sufficient. Either party hereto may change the address or facsimile number for receiving notices, requests, demands or other communication by notice sent in accordance with the terms of this Section 12.1.

      12.2 Buyer may not assign this Agreement or its rights hereunder without the prior written consent of Seller, which Seller may withhold in its sole and absolute discretion; provided, Buyer shall be permitted to assign its obligations hereunder to Cornerstone Realty Income Trust, Inc., a duly constituted real estate investment trust, by written notice to Seller, without Seller's prior consent. Any assignment consented to by Seller hereunder will be subject to the terms and provisions of this Agreement; provided, however, that upon such assignment such Assignee shall succeed to all of the rights and obligations of Buyer hereunder, and agrees to execute all documents and perform all obligations pursuant to this Agreement. Notwithstanding any assignment of this Agreement, the Assignor shall not be relieved of its obligations to complete this transaction and pay the Purchase Price to Seller as provided for herein.

      12.3 Each party agrees to execute any additional documents or supplemental escrow instructions as may be reasonably necessary to comply with the terms of this Agreement, provided that such instructions are not in conflict with the terms hereof and that if a conflict exists, the provisions of this Agreement shall prevail.

      12.4 This Agreement is the entire agreement between Seller and Buyer pertaining to the sale of the Property and supersedes any prior written or oral understandings. Any amendment or modification to this Agreement must be in writing signed by the party to be charged or by its duly authorized agent. This Agreement will be governed by the laws of the State of Virginia.

      12.5 The prevailing party in any litigation, including any appeal, arising out of this Agreement will be entitled to its reasonable attorney's fees, costs and expenses incurred in connection with the prosecution or defense of such action.

      12.6 All Exhibits referred to are attached to this Agreement and are incorporated herein by reference.

      12.7 In the event this Agreement is terminated by the default of Buyer or Seller, any escrow termination fee or charges of Escrow Agent will be borne by the defaulting party.

      12.8 This Agreement may be executed in separate counterparts, each of which will be deemed an original, and all of which together will constitute one instrument.

      12.9 Seller and Buyer hereby acknowledge and agree that time is strictly of the essence with respect to each and every term, condition, obligation and provision hereof and that failure to timely perform any of the terms, conditions, obligations or provisions hereof by either party shall constitute a material breach of and a non-curable (but waivable in writing) default under this Agreement by the party so failing to perform.

      12.10 The heading, captions and titles used in this Agreement are for convenience only and shall not be deemed in any way to limit or amplify the terms and provisions of this Agreement.

      12.11 If any date of significance hereunder falls upon a Saturday, Sunday, or legal holiday such date will be deemed moved forward to the next day which is not a Saturday, Sunday, or legal holiday. The terms "working day" or "business day" shall mean days elapsed exclusive of Saturdays, Sunday, or legal holidays.

      12.12 In the event this Agreement is not fully executed by Buyer and Seller on or before August 20, 1996, this Agreement shall be null and void and neither party shall have any liability to the other hereunder.

SELLER:                                BUYER:

PACIFIC MUTUAL LIFE INSURANCE          CORNERSTONE REALTY GROUP, INC.
COMPANY, a California corporation      a Virginia corporation

By: /s/ C.S. Dillion                    By: /s/ S. J. Olander
    ---------------------------             -------------------------
        C.S. DILLION
Title:  Vice President                   Title:  Senior Vice President


By: /s/ Debra Cunningham                By:
    ---------------------------             -------------------------
        DEBRA CUNNINGHAM
Title:  Assistant Secretary             Title:
                                              -----------------------

      Escrow Agent acknowledges receipt of a fully executed copy of this Agreement, and by its signature hereby accepts and agrees that the provisions of this Agreement, and any amendment thereto as may be executed by Buyer and Seller, shall constitute instructions and control the deposit and disposition of funds by the Escrow Agent hereunder.

ESCROW AGENT:

LeClar Ryan, a Professional Corporation

/s/ SIGNATURE ILLEGIBLE
    -------------------
Title: Vice-President
Date:  8/15/96